Exhibit 10.7

SALARY CONTINUATION AGREEMENT

AGREEMENT entered into as of the      day of             ,             , by and between UNION TRUST COMPANY, a Main banking corporation with a place of business in Ellsworth, Hancock County, Main (the “Bank”) and             , of             ,              (the “Employee”).

WHEREAS, the bank is a subsidiary of Union Bankshares Company (the “Corporation”); and

WHEREAS, the Employees is a valued employee of the Bank; and

WHEREAS, the Employee has discharged his duties capably and efficiently; and

WHEREAS, the Bank wishes to protect the Employee against harmful economic consequences which may result from a change of control or a transfer of substantially all of the assets of the Bank or the Corporation.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties to this Agreement agree as follows:

1. Payment Upon a Change in Control. If, within three years after the effective date of a “Business Combination” as defined in Article VI of the Corporation’s Bylaws (a copy of voluntarily or involuntarily, the Bank shall pay to the Employee the lesser of (i) three times the total compensation paid to the Employee in the last full fiscal year prior to termination of employment less one dollar, or (ii) the maximum amount permitted under the Internal Revenue Code without being deemed an “excessive parachute payment” within the meaning of I.R.C. § 280G, or any successor provision, and any regulations promulgated thereunder. As used herein, “compensation” shall include any and all salary, bonuses and other such remuneration paid by the Bank to the Employee in a fiscal year including, without limitation, the value of any unexercised stock options, whether qualified or unqualified and contributions made to 401K and Profit Sharing Plans. “Compensation” shall exclude any amounts earned by an employee in a given year, the payment of which was deferred until a future year.

All amounts payable pursuant to this Agreement shall be payable in a lump sum or on an installment basis, at the option of the Employee. In the event the employee chooses to have his payments remitted in a lump sum, the Bank shall tender payment within sixty (60) days of the Employee’s termination of employment or, at the direction of the Employee, on a date thereafter, but in no event later than the fifth anniversary of the date of termination. In the event the Employee chooses to have his payments remitted on an installment basis, the Bank shall tender payments in equal monthly installments for a period not to exceed sixty (60) months from the date of termination of employment or until the fifth anniversary of the effective date of the Business Combination, whichever period is shorter. All amounts payable hereunder shall be in addition to, and not in lieu of, retirement benefits, deferred compensation payments or any other amounts to which the Employee otherwise may be entitled.

2. Covenant Not to Compete. The parties to this Agreement recognize and understand that the Employee, through his association with the Bank, has considerable knowledge with respect to the business of banking, which knowledge is valuable to the Bank. The parties also recognize that it would be detrimental to the Bank if the Employee used such knowledge to compete against the Bank. Consequently, the parties to this Agreement understand and agree that in consideration of the payments made in accordance with paragraph 1 above, the Employee shall not, for a period of (1) year from the date of termination of employment, engage, directly or indirectly, in any business that competes with the Bank or the Corporation, whether as a proprietor, partner, director, officer, employee, consultant, independent contractor, co-venturer, financier, employer, agent, representative, or otherwise, in any county in which the Bank maintained an office at the time of the Business Combination.

The Employee understands and agrees that the Bank will suffer irreparable harm if he breaches any of the provisions of this paragraph and that monetary damages would be inadequate to compensate the Bank for that breach. Accordingly, the Employee agrees that, if he breaches any of the provision of this paragraph, the Bank shall be entitled to , in addition to any other rights, remedies, or damages available to the Bank at law or in equity, a preliminary or permanent injunction to prevent or restrain any breach by the Employee or any and all persons directly or indirectly acting on behalf of the Employee.

3. Forfeiture of Payments. If the Employee shall fail to observe any of the terms of this Agreement, including his agreement not to compete, and shall continue that breach for thirty (30) days after the Bank shall have requested him to perform, then, notwithstanding any of the provisions of this Agreement to the contrary, upon the expiration of the thirty (30) day period, no further payment shall be due or payable to the Employee under this Agreement and the bank shall have no further liability hereunder.

4. Death of Employee. In the event the Employee shall die after terminating his employment with the Bank and after exercising his right to payments under this Agreement, but prior to tender of full payment by the Bank, the Bank shall, at the direction of his personal representative, remit to the Employee’s estate within sixty (60) days of death, all amounts due and owing to the Employee under this Agreement.

5. Termination. This Agreement shall terminate automatically if the Employee leaves the employ of the Bank prior to the occurrence of a Business Combination.

6. Assignment. Except as provided in paragraph 4 above, the Employee shall have no right to sell, assign, transfer, encumber, or otherwise dispose of the right to receive payments under this Agreement, which payments and the right to those payments are expressly declared to be nonassignable and nontransferable. In the event of any attempted assignment or transfer by the Employee, the Bank shall have no further liability under this Agreement. The Bank shall have the right to assign or transfer its obligations under this Agreement; provided, however, that the Bank shall notify the Employee in writing of any assignment or transfer within thirty (30) days after the assignment or transfer.

7. Amendment or Revocation. This Agreement may be amended or revoked only with the written consent of both parties.

8. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, to the parties at the following addresses:

To the Employee at:	To the Bank at:
Union Trust Company
66 Main Street
Ellsworth, Maine 04605
Attn: President

9. Benefit. This Agreement shall inure to the benefit of and shall be binding on the parties to this Agreement and to their heirs, personal representatives, successors and assigns.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

11. Entire Agreement. This Agreement sets forth and is intended to include all of the promises, agreements, conditions, understandings and representations between the parties to this Agreement and is intended to supersede all prior agreements between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the Bank and the Employee have executed this Agreement as of the date and year first above written.

WITNESS:	UNION TRUST COMPANY

By
, Title

____________________________________
, Employee

SCHEDULE A

ARTICLE VI

Business Combinations

Sec. 6.1 Definitions. For purposes of this Article VI; the terms set forth below shall be defined as follows:

(a) “Business Combination” shall mean

(i) any purchase, sale, exchange, lease, or other transfer, except in the ordinary course of business, of more than 5% of the consolidated assets of the Company and its subsidiaries; or

(ii) any merger of the consolidation of the Company or any of its subsidiaries with another party; or

(iii) any issuance or reclassification of securities, recapitalization or other transaction which has the effect, directly or indirectly, of increasing the proportionate interest of a Related Party in the Company’s outstanding stock.

(b) “Related Party” shall mean any person or entity which is the beneficial owner of 10% or more of the outstanding common stock of the Company.

(c) “Beneficial Owner” means a person or entity who directly or indirectly has or shares voting power with respect to any shares of stock or who has the present or future right to acquire such voting power through agreement, arrangement, understanding, conversion, exchange, warrant, option or otherwise.